UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2024

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 640-4202

(Former name or former address, if changed since last report.) Not applicable.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name on each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 25, 2024, Neuronetics, Inc. (the “Company”) entered into a Credit Agreement and Guaranty with Perceptive Credit Holdings IV, LP, (“Perceptive”) as collateral agent and other lenders defined in the agreement (the “Perceptive Facility”) that replaced the Company’s previous $60.0 million credit facility with SLR Investment Corp. (formerly known as Solar Capital Ltd.) (“Solar”, and such facility, the “Solar Facility”).

The Perceptive Facility permits the Company to borrow up to an aggregate amount of $90.0 million in three tranches of term loans, a “Tranche 1 Loan”, a “Trance 2 Loan” and a “Tranche 3 Loan.” On July 25, 2024, the Company borrowed an aggregate amount of $50.0 million, which was the aggregate amount available under the Tranche 1 Loan portion of the Perceptive Facility. Under the Tranche 2 Loan portion of the Perceptive Facility, the Company is permitted to borrow, at its election, up to an aggregate amount of $15.0 million, (i) upon the Company achieving a specified amount of trailing twelve months net revenue, and (ii) assuming there has been no event of default under the Perceptive Facility prior to such election. The Tranche 2 Loan portion of the Perceptive Facility must be borrowed on or before December 31, 2025. Under the Tranche 3 Loan portion of the Perceptive Facility, the Company may request to borrow, at the consent of the Majority Lenders (as defined in the Perceptive Facility), up to an aggregate amount of $25.0 million. The Tranche 3 Loan portion of the Perceptive Facility must be borrowed on or before June 30, 2026. All amounts borrowed under the Perceptive Facility are due on July 25, 2029.

Each of the Tranche 1 Loan, Tranche 2 Loan and Tranche 3 Loan accrues interest from the date of borrowing through the date of repayment at a floating per annum rate of interest equal to the sum of 7.00% plus the greater of (a) 4.50% and (b) One-Month Term SOFR (as defined in the Perceptive Facility). There will be no scheduled repayments of the principal on the Tranche 1 Loan, Tranche 2 Loan and Tranche 3 Loan prior to the maturity date.

If the Company prepays either the Tranche 1 Loan, Tranche 2 Loan or Tranche 3 Loan prior to their scheduled maturity date, the Company will also be required to pay prepayment fees to Perceptive equal to 6% of the principal amount of such term loan then-prepaid if prepaid on or before the first anniversary of the closing date, 5% of the principal amount of such term loan then-prepaid if prepaid after the first anniversary and on or before the second anniversary of the closing date, 4% of the principal amount of such term loan then-prepaid if prepaid after the second anniversary and on or before the third anniversary of the closing date, and 3% of the principal amount of such term loan then-prepaid if prepaid after the third anniversary and on or before the fourth anniversary of the closing date.

The Company’s obligations under the credit facility are secured by a first priority security interest in substantially all of its assets, including its intellectual property. The Perceptive Facility requires the Company to comply with certain financial covenants as well as customary affirmative and negative covenants.

The Perceptive Facility related to the credit facility contains events of default, including, without limitation, events of default upon: (i) failure to make payment pursuant to the terms of the agreement; (ii) violation of covenants; (iii) material adverse changes to the Company’s business; (iv) insolvency; (v) material cross-defaults; (vi) significant judgments, orders or decrees for payments by the Company; (vii) incorrectness of representations and warranties; (viii) significant adverse ERISA events; (ix) failure by the Company to be registered with the United States Securities and Exchange Commission in good standing; and (x) failure by the Company to maintain a valid and perfected lien on the collateral securing the borrowing.

As consideration for the Perceptive Facility, the Company agreed to issue to Perceptive warrants to purchase up to 1,462,500 shares of the Company’s common stock, with a warrant exercisable into 1,125,000 shares of the Company’s common stock issued on the closing date (the “Initial Warrant”). The per share exercise price for the Initial Warrant is equal to the lower of (x) the 10-day volume weighted average price of the Company’s common stock on the business day immediately prior to the closing date and (y) the 10-day volume weighted average price of the common stock ended on August 31, 2024. In addition to the Initial Warrant, an additional warrant will be issued for 337,500 shares of common stock concurrently with the borrowing of the Tranche 2 Loan. The per share exercise price for the additional warrant will be equal to the exercise price of the Initial Warrant. Each warrant will be exercisable, in whole or in part, until the tenth anniversary of the applicable date of issuance.

The foregoing summary description of the Perceptive Facility for the Perceptive Facility and the Perceptive Facility does not purport to be complete and is qualified in its entirety by reference to the credit agreement for the Perceptive Facility, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Simultaneously with the Company’s entry into the Perceptive Facility, on July 25, 2024, the Company prepaid in full all outstanding obligations under, and terminated, its existing Loan and Security Agreement, dated as of March 2, 2020, as amended, with SLR Investment Corp. (formerly known as Solar Capital Ltd.) (“Solar”), as collateral agent, and the lenders listed on Schedule 1.1 thereto, for a credit facility (the “Solar Facility”). The material terms and conditions of the Solar Facility were described in the Company’s Current Reports on Form 8-K filed on March 3, 2020, December 8, 2020, February 22, 2022, April 4, 2023, October 3, 2023 and the Company’s Annual Report on Form 10-K filed on March 7, 2024 and such descriptions are incorporated herein by reference. In connection with this prepayment, the Company paid total consideration of approximately $64.643 million, which consisted of (i) $60.0 million of remaining principal amount outstanding, (ii) approximately $0.5 million of accrued and unpaid interest, (iii) $2.97 million in connection with the Fourth Amendment Final Fee, and (iv) $1.2 million in connection with a prepayment fee. The Company funded the repayment of the Solar Facility using a portion of the proceeds from the Perceptive Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of the Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Warrant

4.2	Form of Note

4.3	Form of Security Agreement

10.1	Credit Agreement and Guaranty, dated July 25, 2024, by and among Neuronetics, Inc., as the borrower, certain Subsidiaries of Neuronetics, Inc. from time to time party thereto, as guarantors, the lenders from time to time party thereto, and PERCEPTIVE CREDIT HOLDINGS IV, LP, in its capacity as the administrative agent for the lenders

99.1	Neuronetics Announces the Closing of up to $90 Million Senior Secured Credit Facility with Perceptive Advisors

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURONETICS, INC.
(Registrant)

Date: July 30, 2024	By:	/s/ Stephen Furlong
	Name:	Stephen Furlong
	Title:	VP, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)